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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                               SEPTEMBER 16, 1998

                              THE BISYS GROUP, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                      0-19922                 13-3532663
(State or other jurisdiction        (Commission File        (IRS Employer
  of incorporation)                  Number)                 Identification No.)

                 150 CLOVE ROAD, LITTLE FALLS, NEW JERSEY 07424
                    (Address of principal executive offices)
                                 (973) 812-8600
              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to an Agreement and Plan of Merger dated as of August 21, 1998, as amended as of August 31, 1998 (the "Agreement and Plan of Merger"), on September 16, 1998 (the "Effective Time"), The BISYS Group, Inc. (the "Registrant") acquired by merger (the "Merger") Greenway Corporation, a Georgia corporation ("Greenway"). The acquisition was accomplished by the merger of BI-Green Acquisition Corp., a wholly owned subsidiary of the Registrant formed solely for the purpose of the Merger, with and into Greenway.

         By virtue of the Merger, each outstanding share of common stock of Greenway ("Greenway Common Stock") was converted into the right to receive shares of common stock, $.02 par value ("Registrant Common Stock"), of the Registrant on the following basis: the aggregate consideration to be paid in the Merger (the "Net Merger Price") was paid in the form of Registrant Common Stock valued at $47,500,000, less the ascribed value of outstanding options to purchase 83,334 shares of Greenway Common Stock ("Greenway Stock Options"), determined pursuant to the Agreement and Plan of Merger to be approximately $6,327,190, which options have been assumed by the Registrant.

         The Agreement and Plan of Merger provided for the Net Merger Price to be divided by the average of the closing price per share of Registrant Common Stock (the "Average Price") as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for each trading day during the period commencing July 1, 1998 and ending August 21, 1998, which was $42.5238, to determine the number of shares of Registrant Common Stock into which the outstanding shares of Greenway Common Stock were converted in the Merger (the "Aggregate Registrant Common Stock Consideration").

         Pursuant to the Agreement and Plan of Merger, each share of Greenway Common Stock issued and outstanding immediately prior to the Effective Time (excluding any such shares held in the treasury of Greenway, which were cancelled) (all such shares being collectively referred to herein as the "Exchange Shares") was converted into the right to receive the number of shares of Registrant Common Stock (the "Exchange Value") determined by dividing the Aggregate Registrant Common Stock Consideration by the aggregate number of Exchange Shares.

         Based on the foregoing formula, each share of Greenway Common Stock was converted into the right to receive approximately 1.785 shares of Registrant Common Stock. A total of approximately 968,202 shares of Registrant Common Stock will be issued to shareholders of Greenway in connection with the Merger, and fractional shares will be settled in cash based on the Average Price. Greenway Stock Options assumed by the Registrant have been converted into options to purchase approximately 148,792 shares of Registrant Common Stock based on the same conversion factor.

         Greenway is engaged primarily in the design, development, installation and service of check imaging systems for use by banks,
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savings and loans and credit unions. The Merger is being accounted for as a purchase.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

         Not applicable

(b)      Pro forma financial information

         Not applicable

(c)      Exhibits

2.1 Agreement and Plan of Merger dated as of August 21, 1998 among the Registrant, BI-Green Acquisition Corp., Greenway Corporation and the shareholders of Greenway Corporation named therein. (Schedules and exhibits thereto are omitted but will be furnished supplementally to the Commission upon request.)

2.2 Amendment No. 1 dated as of August 31, 1998 to Agreement and Plan of Merger dated as of August 21, 1998 among the Registrant, BI-Green Acquisition Corp., Greenway Corporation and the shareholders of Greenway Corporation named therein. (Schedules and exhibits thereto are omitted but will be furnished supplementally to the Commission upon request.)

2.3 Form of Registration Rights Agreement among the Registrant and the persons named on Schedule I thereto. (Schedule I thereto is omitted but will be furnished supplementally to the Commission upon request).

99.1     Press release of the Registrant dated August 24, 1998

99.2     Press release of the Registrant dated September 17, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE BISYS GROUP, INC.



                                        By:  /s/ Lynn J. Mangum
                                             --------------------------------
                                                 Lynn J. Mangum
                                                 Chairman and Chief Executive
                                                 Officer



Date:  September 18, 1998


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                                INDEX TO EXHIBITS

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 2.1              Agreement and Plan of Merger dated as of August 21, 1998 among the Registrant, BI-Green Acquisition Corp., Greenway
                  Corporation and the shareholders of Greenway Corporation named therein. (Schedules and exhibits thereto are omitted but will be furnished supplementally to the Commission upon request.)

 2.2              Amendment No. 1 dated as of August 31, 1998 to Agreement and
                  Plan of Merger dated as of August 21, 1998 among the Registrant, BI-Green Acquisition Corp., Greenway Corporation and the shareholders of Greenway Corporation named therein.
                  (Schedules and exhibits thereto are omitted but will be furnished supplementally to the Commission upon request.)

2.3 Form of Registration Rights Agreement among the Registrant and the persons named on Schedule I thereto. (Schedule I thereto is omitted but will be furnished supplementally to the Commission upon request).

99.1              Press release of the Registrant dated August 24, 1998.

99.2              Press release of the Registrant dated September 17, 1998.